Exhibit T3A.91

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PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Entity Number 3231662	Certificate of Limited Partnership (15 Pa.C.S. § 8511)

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Fee: $125	Filed in the Department of State on JUN 23 2004

Secretary of the Commonwealth

In compliance with the requirements of 15 Pa.C.S. § 8511 (relating to certificate of limited partnership), the undersigned, desiring to form a limited partnership, hereby certifies that:

1. The name of the limited partnership (may contain the word “company”, or “limited” or “limited partnership” or any abbreviation): CBL/Monroeville Expansion, L.P.

2.  The (a) address of the limited partnership’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street                            City                                 State                         Zip                            County

(b) Name of Commercial Registered Office Provider County c/o: Corporation Service Company Dauphin

3. The name and business address of each general partner of the partnership is:

Name	Address
CBL/Monroeville Expansion I, LLC	CBL Center, Suite 500

2030 Hamilton Place Boulevard

Chattanooga, Tennessee 37421

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DSCB:15-8511-2

4. Check, and if appropriate complete, one of the following:

✓ The formation of the limited partnership shall be effective upon filing this Certificate of Limited Partnership in the Department of State.

The formation of the limited partnership shall be effective on: at .
Date Hour

5. The specified effective date, if any is:

month date year hour, if any

IN TESTIMONY WHEREOF, the undersigned general partner(s) of the limited partnership has (have) executed this Certificate of Limited Partnership this

22nd day of June, 2004.

See Attached Signature Page
Signature

Signature

Signature

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Signature Page

To

Certificate of Limited Partnership

Of

CBL/Monroeville Expansion, L.P.

CBL/MONROEVILLE EXPANSION, L.P.

By:	CBL/Monroeville Expansion I, LLC, its sole general partner

By:	CBL & Associates Limited Partnership, its sole member and chief manager

By:	CBL Holdings I, Inc., its sole general Partner

By:	/s/ Jeffery V. Curry Jeffery V. Curry, Assistant Secretary